QUICKSILVER RESOURCES INC.
AMENDED AND RESTATED BYLAWS
As Adopted and in
Effect on May 15, 2013

29. Succession	10
30. Authority and Duties	10

STOCK	10

31. Certificates	10
32. Lost, Stolen or Destroyed Certificates	11
33. Record Dates	11

INDEMNIFICATION	12

34. Right to Indemnification	12
35. Right to Advancement of Expenses	12
36. Right of Indemnitee to Bring Suit	12
37. Non-Exclusivity of Rights	13
38. Insurance	13
39. Indemnification of Employees and Agents of the Company	13

GENERAL	13

40. Fiscal Year	13
41. Seal	14
42. Reliance Upon Books, Reports and Records	14
43. Time Periods.	14
44. Amendments	14

STOCKHOLDERS MEETINGS
1.Time and Place of Meetings. All meetings of the stockholders for the election of the members (the “Directors”) of the Board of Directors of the Company (the “Board”) or for any other purpose will be held at such date, time and place, within or outside of the State of Delaware, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman of the Board (the “Chairman”), the Chief Executive Officer, the President or the Secretary, and stated in the notice of meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of the stockholders will not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.
2.    Annual Meeting. At each annual meeting of the stockholders, the stockholders will elect by a plurality vote the Directors to succeed those Directors whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with Bylaw 9.
3.    Special Meetings. Special meetings of the stockholders may be called only by (i) the Secretary within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Company would have if there were no vacancies (the “Whole Board”), (ii) the Chairman, (iii) the Chief Executive Officer, or (iv) the President. Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting.
4.    Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

5.    List of Stockholders. The Secretary or other officer of the Company having charge of its stock ledger will prepare and make, at least 10 calendar days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 calendar days before said meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. If the meeting is to be held at a place, then the list will also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder present thereat. If the meeting is to be held solely by means of remote communication, then the list will also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list will be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list.
6.    Inspectors. The Board, the Chairman or the Chief Executive Officer may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board, the Chairman or the Chief Executive Officer may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors. Each inspector of election will sign an oath faithfully to execute the duties of inspector of election with strict impartiality and according to the best of such person’s ability. The inspector(s) will (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s) of election, and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.
7.    Quorum. Except as otherwise provided by law, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.
8.    Voting; Proxies. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be authorized in a manner permitted by Section 212 of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision). Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary of the Company or by a later appointment of a proxy. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these Bylaws or unless the Board, the Chairman or the presiding officer of the meeting otherwise determines. On a vote by written ballot, each ballot must be signed by the stockholder voting, or by his proxy, if there be such a proxy, and must state the number of shares voted. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or as otherwise provided in these Bylaws or the Certificate of Incorporation or by law.
9.    Order of Business.
(a)    The Chairman, or an officer of the Company designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) that may attend any such stockholders’ meeting, by ascertaining whether any stockholder or his or her proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.
(b)    At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Bylaw 4, (ii) otherwise properly brought before the annual meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise (A) properly requested to be brought before the annual meeting by a stockholder of record entitled to vote in the election of Directors generally at the meeting and (B) be a proper subject to be brought before the annual meeting.
(c)    In addition to any other applicable requirements, for business (other than the election of Directors) to be properly brought before an annual meeting by a stockholder, the business must be a proper matter for stockholder action and the stockholder must have given timely notice thereof in writing satisfying the requirements set forth in this Bylaw 9 to the Secretary of the Company. To be timely, a stockholder’s notice must be addressed to and received at the principal executive offices of the Company not more than 90 calendar days and not less than 60 calendar days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 calendar days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 15th calendar day following the day on which notice of the date of the annual meeting was sent or public disclosure of the date of the meeting was made, whichever first occurs. In no event will the public disclosure of an adjournment of a meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary must set forth as to each matter (other than the election of Directors) the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business and of each beneficial owner on behalf of which the stockholder is acting; (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder and by any such beneficial owner; (iv) a representation that the stockholder is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business; (v) any material interest of the stockholder and of any such beneficial owner in such business; and (vi) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal. Notwithstanding the foregoing provisions of this Bylaw 9, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder with respect to matters set forth in this Bylaw 9. Nothing in this Bylaw 9 will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(d)    At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman, the Chief Executive Officer, the President or a majority of the Whole Board in accordance with Bylaw 3 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.
(e)    The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Bylaw 9 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.
DIRECTORS
10.    Function. The business and affairs of the Company will be managed under the direction of its Board.
11.    Number, Election and Terms. The number of Directors constituting the Whole Board may not be less than three nor more than nine as fixed from time to time by a vote of a majority of the Whole Board. The Board will be divided into three classes, as nearly equal in number as the then total number of Directors constituting the Whole Board permits, with the term of office of one class expiring each year.
12.    Vacancies and Newly Created Directorships. Any vacancies on the Board for any reason, and any directorships resulting from any increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum. Any Director elected in accordance with the preceding sentence will hold office until the next election of the class for which such Director was chosen and until such Director’s successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.
13.    Removal. Any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation.
14.    Nominations of Directors; Election.
(a)    Only persons who are nominated in accordance with this Bylaw 14 will be eligible for election at a meeting of stockholders as Directors of the Company.
(b)    Nominations of persons for election as Directors of the Company may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder entitled to vote in the election of Directors generally at such annual meeting. Any stockholder who intends to make a nomination at the annual meeting of stockholders must deliver a notice addressed to the Secretary of the Company and received at the principal executive offices of the Company in compliance with the timeliness requirements applicable to a stockholder’s notice under Bylaw 9 and setting forth: (i) as to each nominee whom the stockholder proposes to nominate for election as a Director, (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of capital stock of the Company which are beneficially owned by the nominee, and (4) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (ii) as to the stockholder giving the notice, (1) the name and record address of the stockholder and of each beneficial owner on behalf of which the stockholder is acting, (2) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder and by any such beneficial owner, (3) a representation that the stockholder is a holder of record of capital stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the nominee for election as a Director, (4) a description of all arrangements or understandings between or among any of such stockholder, the beneficial owner on whose behalf the notice is given, each nominee, and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by such stockholder, and (5) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of the nomination. Such notice must include a signed consent to serve as a Director, if elected, of each such nominee. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director. Notwithstanding the foregoing provisions of this Bylaw 14, a stockholder must comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Bylaw 14.
(c)    In the event that a person is validly designated as a nominee by the Board and thereafter becomes unable or unwilling to stand for election to the Board, the Board may designate a substitute nominee.
(d)    The determination of whether a nomination is properly brought before a meeting in accordance with this Bylaw 14 will be made by the presiding officer of such meeting. If the presiding officer determines that any nomination is not properly brought before such meeting, he or she will so declare to the meeting and such nomination will be void.
15.    Resignation. Any Director may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Chairman or the Secretary. Any resignation will be effective upon delivery or, if later, as of the date and time, or upon the happening of an event or events, specified in such notice.

16.    Chairman.
(a)    The Directors shall elect a Chairman from among the members of the Board. The Chairman will hold this role until a successor is elected or qualified, or until the Chairman’s earlier death, resignation, disqualification or removal. The Chairman may be removed at any time by the Board with or without cause. The Board shall fill any vacancy in the position of Chairman at such time and in such manner as the Board shall determine. In addition, the Board may appoint one or more Directors to serve in roles with such titles (including the title of Vice Chairman), powers, duties and compensation as it may approve.
(b)    The Chairman shall perform all duties incident to the role of Chairman and such other duties as may from time to time be assigned by the Board.
17.    Lead Director. If the Chairman is not an independent director, an independent director shall be designated by a majority of the independent directors of the Board as the lead director (the “Lead Director”). The Lead Director shall hold this role until a successor is elected or qualified, or until the Lead Director’s earlier death, resignation, disqualification or removal. The Lead Director may be removed at any time by a majority of the Independent Directors of the Board. The Lead Director shall (i) preside at all meetings of the Board at which the Chairman is not present, (ii) chair executive sessions of the independent directors, (iii) serve as a liaison between the Chairman and the Board and (iv) perform such other powers and duties as the Board may direct. For purposes of this Bylaw 17, an Independent Director shall be a Director who is an independent director within the meaning of the Company’s Corporate Governance Guidelines as in effect at the time of such determination as posted on the Company’s public website.
18.    Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or outside of the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.
19.    Special Meetings. Special meetings of the Board may be called by the Chairman, the Lead Director, the Chief Executive Officer or the President on 24 hours’ notice to each Director by whom such notice is not waived and will be called by the Chairman, the Lead Director, the Chief Executive Officer or the President, on like notice, on the written request of a majority of the Whole Board. Special meetings of the Board may be held at such time and place either within or outside of the State of Delaware as is determined by the Board or specified in the notice of any such meeting.
20.    Quorum. At all meetings of the Board, a majority of the Directors at the time in office (but not less than one-third of the Whole Board) will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Certificate of

Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present.
21.    Participation in Meetings by Remote Communications. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or other means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.
22.    Committees.
(a)    The Board by resolution may designate one or more committees. Each such committee will consist of one or more Directors and will have such lawfully delegable powers and duties as the Board may confer, except (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by the DGCL to be submitted to stockholders for approval, (ii) adopting, amending or repealing any provision in theses Bylaws, or (iii) such powers or duties the exercise of which, pursuant to the Certificate of Incorporation or these Bylaws, requires action by a majority of the Whole Board. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board.
(b)    The members of each committee of the Board will serve in such capacity at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such designation by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
(c)    Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

23.    Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its subsidiaries.
24.    Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.
NOTICES
25.    Generally. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any Director, such notice may be given (i) in person, (ii) by mail or courier service, addressed to such Director, at the address of such Director as it appears on the records of the Company, with postage thereon prepaid, or (iii) by telephone or electronic transmission. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever by law or under provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in person, (ii) by mail or courier service, at the address of such stockholder as it appears on the records of the Company, with postage thereon prepaid, or (iii) by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any notice will be deemed to be given (i) at the time delivered, if given in person, (ii) at the time when the same is deposited in the United States mail or with the courier, to the extent mailed or sent by courier, (iii) if to a Director, when transmitted, to the extent given by telephone or electronic transmission, and (iv) if to a stockholder, at the time specified in Section 232 of the DGCL (or any successor provision), to the extent given by electronic transmission.
26.    Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
OFFICERS
27.    Generally. The officers of the Company will include a Chief Executive Officer, a President, a Secretary and a Treasurer, each of which will be elected by the Board. The Board or the Chief Executive Officer of the Company may also choose any or all of the following: one or more Vice Presidents (who may be given particular designations with respect to authority, function or seniority), one or more Assistant

Secretaries, one or more Assistant Treasurers and such other officers as from time to time may appear necessary or advisable in the conduct of the affairs of the Company. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board, or, in the case of any office other than Chief Executive Officer, President, Secretary or Treasurer, the Chief Executive Officer, may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer. In addition, in the case of the absence or disability of any officer of the Company appointed by the Chief Executive Officer, or for any other reason deemed sufficient by the Chief Executive Officer in the case of such officers, the Chief Executive Officer may delegate the absent or disabled officer’s powers or duties to any other officer.
28.    Compensation. The compensation of all officers of the Company who are designated by the Board as executive officers will be fixed by the Board. The compensation of all other officers of the Company may be fixed by the Board, the Chief Executive Officer or any other officer to whom the Board delegates such authority.
29.    Succession. The officers of the Company will hold office until their successors are elected and qualified, or until his or her earlier death, resignation, disqualification, or removal. Any officer may be removed at any time by the Board. In addition, any officer appointed by the Chief Executive Officer may be removed at any time by the Chief Executive Officer. Any vacancy occurring in any office of the Company may be filled by the Board or by the Chief Executive Officer as provided in Bylaw 27.
30.    Authority and Duties. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board, or, in the case of any office other than Chief Executive Officer, President, Secretary or Treasurer, the Chief Executive Officer.
STOCK
31.    Certificates. The Board may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Company will be uncertificated. To the extent any class or series of stock is certificated, each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder’s name and the number of shares and will be signed by, or in the name of, the Company by the Chairman, the President or any Vice President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved or printed. Such certificates may be issued and delivered notwithstanding that the person whose signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

32.    Lost, Stolen or Destroyed Certificates. In place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed, the Secretary may (i) direct a new certificate or certificates to be issued or (ii) if the Board has provided by resolution or resolutions that the applicable stock will be uncertificated, direct uncertificated shares to be issued. As a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate or uncertificated shares.
33.    Record Dates.
(a)    In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
(b)    In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.
(c)    The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.
INDEMNIFICATION
34.    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a Director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith.
35.    Right to Advancement of Expenses. The right to indemnification conferred in Bylaw 34 includes the right to be paid by the Company the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Bylaw 35 or otherwise. Subject to such contingent repayment obligation, the entitlement of an Indemnitee to such Advancement of Expenses shall not be subject to the satisfaction of any standard of conduct. The rights to indemnification and to the Advancement of Expenses conferred in Bylaw 34 and Bylaw 35 are contract rights and such rights will continue as to an Indemnitee who has ceased to be a Director, officer, employee or agent and will inure to the benefit of the Indemnitee’s heirs, executors and administrators.
36.    Right of Indemnitee to Bring Suit. If a claim under Bylaw 34 and Bylaw 35 is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period will be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee will be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it will be a defense that, and (ii) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company will be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company (including the Board or the Company’s independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including the Board or the Company’s independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, will create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under these Bylaws or otherwise will be on the Company.
37.    Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in these Bylaws is not exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, any statute, agreement, vote of stockholders or disinterested Directors or otherwise.
38.    Insurance. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.
39.    Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of these Bylaws with respect to the indemnification and Advancement of Expenses of Directors and officers of the Company.
GENERAL
40.    Fiscal Year. The fiscal year of the Company will end on December 31st of each year or such other date as may be fixed from time to time by the Board.

41.    Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
42.    Reliance Upon Books, Reports and Records. Each Director and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
43.    Time Periods. In applying any provision of these Bylaws that requires that an act be performed or not be performed a specified number of days prior to an event or that an act be performed during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.
44.    Amendments. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board.

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